SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2008

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2008, American Community Properties Trust (“ACPT” or the “Company”) entered into an amendment relating to its Purchase and Development Agreements with U.S. Home Corporation, a subsidiary of Lennar Corporation (“Lennar”).  The amendment modifies the minimum number of lots that Lennar is required to take down annually and minimum purchase prices for such lots between the date of this agreement and the end of  the contract period, December 31, 2011.  Lot prices are based on a percentage of the final home selling price. The following table outlines the modified requirements and minimum purchase price:

Specified Period	Minimum Number of Lots	Lot Price %	Single Family	Townhome
November 17, 2008 – December 31, 2008	50 Lots	22.5%	$78,000	$68,000
January 1, 2009 – December 31, 2009	100 Lots (40 by June 15, 2009)	25%	$80,000	$70,000
January 1, 2010 – December 31, 2010	100 Lots (25 by June 15, 2010)	25%	$84,000	$74,000
January 1, 2011 – December 31, 2011	100 Lots(25 by June 15, 2011)	25%	$88,000	$77,000

The complete text of the amendment is attached and filed as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On November 19, 2008, the Company entered into an agreement with Lennar to sell the Company’s 50% interest in St. Charles Active Adult Community, LLC (the “Community”) to Lennar.  The joint venture was formed in 2003 to develop Heritage at St. Charles, a 352 unit age restricted neighborhood.  The Company agreed to transfer all of its rights, title and interest in the Community, including the Company’s interest as the manager of the Community to Lennar for $3,467,000 in cash.  Historically management fees from the Community have not materially impacted the Company's financial position.

The agreement relating to the termination is attached and filed as Exhibits 10.2 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Purchase Agreement and to Development Agreement

10.2	Membership Interest Transfer Agreement

99.1	Press Release dated November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: November 25, 2008	By:/s/ Matthew M. Martin
Matthew M. Martin Chief Financial Officer